Exhibit 4.1

HUNTINGTON BANCSHARES INCORPORATED

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 16, 2021

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 16, 2021, is between HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to JPMorgan Chase Bank, N.A.), a national banking association, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered a Subordinated Debt Securities Indenture dated as of December 29, 2005 (the “Base Indenture”) providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 9.1(7) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 or Section 3.1 of the Base Indenture;

WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of $500,000,000 aggregate principal amount of a new series of Securities to be known as its 2.487% Fixed-to-Fixed Rate Subordinated Notes due 2036 and additional 2.487% Fixed-to-Fixed Rate Subordinated Notes (together with any additional of the same series as may be offered and sold by the Company as set forth below, collectively, the “Notes”) which may be issued in exchange for any and all of the Company’s outstanding subordinated notes and any and all of three series of outstanding subordinated notes that are the obligations of the Company’s subsidiary, The Huntington National Bank, pursuant to private exchange offers commenced on August 9, 2021 (the “Exchange Offer”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Second Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of the Base Indenture.

SECTION 1.02    Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a)    capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)    a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c)    the singular includes the plural and vice versa;

(d)    headings are for convenience of reference only and do not affect interpretation;

(e)    unless otherwise specified or unless the context requires otherwise, (i) all references in this Second Supplemental Indenture to Sections refer to the corresponding Sections of this Second Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Second Supplemental Indenture; and

(f)    the following terms have the meanings given to them in this Section 1.02(f):

“1940 Act Event” shall means an event requiring the Company to register as an investment company pursuant to the Investment Company Act of 1940.

“Business Day” shall mean, unless otherwise specified, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or required by law or executive order to be closed in The City of New York, New York.

“Coupon Rate” shall mean, as of any date, the interest rate applicable on such date pursuant to Section 2.05(a) of this Second Supplemental Indenture.

“DTC” shall have the meaning set forth in Section 2.03.

“Dodd-Frank Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Federal Reserve” shall mean the Federal Reserve System.

“Five-year U.S. Treasury Rate” shall mean, as of the Reset Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the Five-year U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-year U.S. Treasury Rate, then the calculation agent shall use such successor rate.

“Global Note” shall have the meaning set forth in Section 2.04.

“H.15” shall mean the daily statistical release designated as such, or any successor publication, published by the Federal Reserve.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(a).

“Issue Date” shall mean the date of this Second Supplemental Indenture.

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Record Date” shall mean, with respect to any Interest Payment Date for the Notes, the first day, whether or not a Business Day, of the calendar month in which such Interest Payment Date falls.

“Registration Rights Agreement” shall mean the registration rights agreement, dated as of August 16, 2021 between the Company and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Huntington Securities, Inc. as representatives of the several initial purchasers of $500,000,000 aggregate principal amount of the Notes.

“Reset Date” shall means August 15, 2031.

“Reset Determination Date” shall mean the day falling two Business Days prior to the Reset Date.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

“Senior Debt” shall mean (other than obligations pursuant to the Base Indenture, including the Notes):

(a)    any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(b)    any of the Company’s capital lease obligations;

(c)    any of the Company’s obligations arising from off-balance sheet guarantees and direct credit substitutes, including under letters of credit, bankers’ acceptances or similar facilities issued for the Company’s account;

(d)    any of the Company’s obligations issued or assumed as the deferred purchase price for property or services, including all obligations under master lease transactions pursuant to which the Company has agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

(e)    any of the Company’s obligations with respect to derivative products, including securities contracts, commodity contracts, interest rate and currency swap agreements, currency hedge, exchange or similar agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements;

(f)    guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the Company’s ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding prongs (a) to (e), whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

(g)    obligations to the Company’s other general creditors;

in each case, whether outstanding on the date of execution of this Second Supplemental Indenture or incurred later.

For the avoidance of doubt, the Senior Debt shall not include: (i) the Company’s capital stock, including its preferred stock, or depositary shares representing its stock, (ii) the Company’s obligations to its subsidiaries or to any Person with respect to which the Company becomes a subsidiary, and (iii) all indebtedness that (a) expressly states that it is junior to or ranks equally in right of payment with the Notes, (b) is identified as junior to, or equal in right of payment with, the Notes in any of the Company’s board resolution establishing such indebtedness or in any supplemental indenture and (c) the Company’s junior subordinated debentures or indentures, as applicable, issued to the Company’s statutory trusts (which rank junior to the Notes) and the 4.350% Subordinated Notes due 2023 that are the Company’s obligations (which rank equally with the Notes). Senior Debt will continue to be Senior Debt and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification, or waiver of any term of Senior Debt or extension or renewal of Senior Debt.

This definition of the Senior Debt shall supersede any conflicting provisions contained in Article 1.1 of the Base Indenture.

“Tax Event” shall mean the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of:

(a)    an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

(b)    a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or

(c)    an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation;

in each case, which change or amendment becomes effective or which administrative or judicial action is announced on or after the Issue Date, with respect to which there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or, within 90 days after the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Tier 2 Capital Event” shall mean the Company’s good faith determination that, as a result of:

(a)    any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the Issue Date;

(b)    any proposed change in those laws, rules or regulations that is announced or becomes effective after the Issue Date; or

(c)    any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the Issue Date;

in each case, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to the Company, for so long as any Notes are outstanding.

The terms “Company,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Second Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01    Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture. There is hereby authorized a series of Securities designated as the 2.487% Fixed-to-Fixed Rate Subordinated Notes due 2036 having an initial aggregate principal amount of $500,000,000 which amount shall be increased by the aggregate principal amount of Notes issued pursuant to the Exchange Offer (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6 or 9.6 of the Base Indenture and except for Notes which, pursuant to Section 3.3 of the Base Indenture are deemed to never have been authenticated and delivered under the Base Indenture).

SECTION 2.02    Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is August 15, 2036 (the “Maturity Date”).

SECTION 2.03    Form, Payment and Appointment. Except as provided in the last three paragraphs of Section 3.5 of the Base Indenture, the Notes will be issued only in book-entry form. Principal of and interest on the Notes will be payable in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as hereafter defined). The principal of and interest on any certificated Notes will be payable at the office or agency of the Company maintained for such purpose in Columbus, Ohio; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Notes will be issuable and may be transferred only in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000. The specified currency of the Notes shall be U.S. Dollars.

SECTION 2.04    Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.05    Interest.

(a)    The Notes will bear interest (i) during the period from and including the Issue Date, to, but excluding, the Reset Date, or to, but excluding, the date of earlier redemption, at a fixed rate of 2.487% per annum and (ii) during the period from and including the Reset Date, to, but excluding, the Maturity Date, or to, but excluding, the date of earlier redemption, at a rate per annum that will be the Five-year U.S. Treasury Rate as of the Reset Determination Date, plus 1.170% per annum. Interest on the Notes shall be payable semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing February 15,

2022, to the Persons in whose names the relevant Notes are registered at the close of business on the Record Date, whether or not a Business Day, immediately preceding the applicable Interest Payment Date, except as provided in Section 2.05(c) and Section 2.05(d).

(b)    Interest payable on any Interest Payment Date or the Maturity Date with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of August 16, 2021, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or Maturity Date as the case may be (each, an “Interest Period”).

(c)    Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If any scheduled Interest Payment Date falls on a day that is not a Business Day, the Company shall postpone the interest payment to the next succeeding Business Day, but the payment made on such date will be treated as having been made on the date that the payment was first due, and the holders of the Notes will not be entitled to any further interest or other payments with respect to such postponement.

(d)    In the event that the Maturity Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

(e)    The Company shall be responsible for making calculations called for under the Indenture and the Notes, including but not limited to determination of interest, Redemption Price (as defined herein), premium, if any, and any other amounts payable on the Notes. The Company shall make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the holders of the Notes. The Company shall provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any holder of the Notes upon the written request of such holder. Neither the Trustee nor the paying agent, acting in any capacity hereunder, shall have no liability or responsibility for making any calculation called for under this Second Supplemental Indenture or the Notes or for any information in connection with such calculations, and shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification thereof.

(f)    Unless the Company has delivered a notice of redemption for all outstanding Notes, with such redemption to occur on the Reset Date, the Company shall appoint a calculation agent with respect to the Notes prior to the Reset Determination Date, which calculation agent may be the Company or an Affiliate of the Company. The Five-year U.S. Treasury Rate will be determined by the calculation agent on the Reset Determination Date. The calculation agent will notify the Company within one Business Day of the interest rate from and after the Reset Date. The Company shall then promptly notify the Trustee in writing within five Business Days of such interest rate. Any determination, decision or election that may be made by the calculation agent hereunder, including any determination with respect to a rate, will be conclusive and binding absent manifest error, may be made in the calculation agent’s sole discretion, and, notwithstanding anything to the contrary herein, shall become effective without consent from any other party. The calculation agent’s determination of any interest rate will be on file at the Company’s principal offices, will be made available to any holder of the Notes upon request, and will be final and binding in the absence of manifest error. The Trustee or any Paying Agent will have no obligation to be named as calculation agent.

(g)    For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Trustee shall not at any time have any duty or responsibility to the Company, to the calculation agent, or any Holder to determine the Reset Date, the Reset Determination Date, the Five-year U.S. Treasury Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of any rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee is entitled to rely conclusively upon the accuracy of the Calculation Agent’s calculations, as notified to the Trustee by the Company, without independent verification.

SECTION 2.06    No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE III

REDEMPTION OF THE NOTES

SECTION 3.01    Optional Redemption. (a) On at least 10 days but no more than 60 days prior written notice delivered to the holders of the Notes, the Company may redeem the Notes in whole, but not in part, on, and only on, the Reset Date, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the aggregate principal amount of the Notes (the “Redemption Price”), plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The Company shall provide written notice to the Trustee of any redemption at least 15 days prior to the Redemption Date (unless a shorter notice is satisfactory to the Trustee).

(a)    The Notes may not otherwise be redeemed prior to the Maturity Date, except that on at least 10 days but no more than 60 days prior written notice delivered to the holders of the Notes, the Company may also, at its option and subject to any prior required approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, redeem the Notes, in whole, but not in part, at a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date, within 90 days of the occurrence of a Tax Event, Tier 2 Capital Event or a 1940 Act Event.

(b)    The Company shall provide the notice to the holders of the Notes, referenced above in Sections 3.01(a) and 3.01(b), by first class mail, postage prepaid, or electronic transmission, addressed to the holders of the Notes (which, in the case of registered global Notes, will be DTC or its nominee or a nominee of Euroclear and Clearstream). Each such notice of redemption will state:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    “CUSIP” or “ISIN” number of the Notes;

(iv)    that on the Redemption Date the Redemption Price will become due and payable upon each Note, and that interest thereon will cease to accrue on and after the Redemption Date; and

(v)    the place or places where the Notes are to be surrendered for payment of the Redemption Price.

(c)    Prior to giving any notice to the holders of the Notes pursuant to Section 3.01(b), the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate certifying that (i) a Tax Event, Tier 2 Capital Event or a 1940 Act Event has occurred and (ii) the Company is entitled to redeem the Notes in accordance with Section 3.01(b), and the Trustee may conclusively rely on such Opinion of Counsel and Officers’ Certificate.

(d)    If the Company elects to have the Trustee deliver the notice of redemption on the Company’s behalf, then the Company shall have delivered to the Trustee no fewer than 15 days prior to the date such redemption notice is to be delivered (unless the Trustee agrees to a shorter period) an Officers’ Certificate providing such direction and setting forth the information to be stated in such notice as provided in Section 3.03 of the Base Indenture. The Company shall calculate the Redemption Price as described in the terms of the Notes and will deliver an Officers’ Certificate to the Trustee setting forth the Redemption Price and showing the calculation of such in reasonable detail no later than two Business Days prior to the Redemption Date, and the Trustee will not be responsible for such calculation nor shall the Trustee have any duty to monitor the accuracy of any calculations made by the Company, which will be conclusive and binding on the holders of the Notes, absent manifest error. The Notes are not subject to redemption or prepayment at the option of the holders of the Notes.

(e)    In addition to the Company’s right to redeem the Notes as set forth above in this Section 3.01, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise, subject to the prior approval of the Federal Reserve, to the extent such approval is then required.

SECTION 3.02    Effect of Redemption. (a) Interest shall cease to accrue on the Notes on the Redemption Date, (b) the Notes shall become due and payable at the Redemption Price and (c) the Notes shall be void and all rights of the holders of the Notes in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Notes but without interest on such Redemption Price).

SECTION 3.03    Redemption Procedures. On or prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a

Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes that are to be redeemed on that date. If the Company gives an irrevocable notice of redemption with respect to the Notes pursuant to Section 3.01 of this Second Supplemental Indenture in connection with an optional redemption, and the Company has deposited with the Trustee or with the Paying Agent the Redemption Price of the Notes to be redeemed, then, on the Redemption Date, the Paying Agent shall irrevocably deposit such funds with the Depository. The Company shall also give the Trustee irrevocable instructions and authority to instruct the Depository to pay the Redemption Price in immediately available funds to the holders of beneficial interests in the Global Notes. If any Redemption Date is not a Business Day, then the Redemption Price shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). Interest to be paid on or before the Redemption Date for any Notes called for redemption shall be payable to the Holders on the Record Date for the related Interest Payment Dates. If any Notes called for redemption are not so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the Coupon Rate then in effect.

SECTION 3.04    No Other Redemption. Except as set forth in this Article III, the Notes shall not be redeemable by the Company prior to the Maturity Date.

The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 11 of the Base Indenture.

ARTICLE IV

SUBORDINATION OF NOTES

SECTION 4.01     Securities Subordinate to Senior Debt. The definition of Senior Debt contained in the Base Indenture is hereby amended and restated in its entirety with the definition of “Senior Debt” set forth under Section 1.02 of this Second Supplemental Indenture. Prong (b) in the second paragraph of Section 14.1 of the Base Indenture is hereby amended and restated in its entirety as follows: (b) any proceeding for the liquidation, dissolution, or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency, bankruptcy or receivership proceedings.

ARTICLE V

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

Article VIII of the Base Indenture is hereby amended and restated in its entirety as follows:

SECTION 5.01    Company May Consolidate, Etc., Only on Certain Terms. The Company may consolidate with, or sell, lease or otherwise transfer all or substantially all of its assets to, or merge with or into, any other Person, provided that:

(a)    the Company is the survivor in the merger, or the survivor, if not the Company, (1) is a Person organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding Notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Indenture;

(b)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent in this Second Supplemental Indenture provided for relating to such transaction have been complied with.

SECTION 5.02    Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Second Supplemental Indenture and the Base Indenture with the same effect as if such successor Person had been named as the Company in this Second Supplemental Indenture and the Base Indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Second Supplemental Indenture and the Base Indenture and the Notes.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01    Appointment of a Receiver. In addition to the Events of Default set forth in Section 5.1 of the Base Indenture, an Event of Default shall occur with respect to the Notes, if the Company is placed into receivership in a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act. Such Event of Default shall be treated for all purposes under the Indenture as if it were an Event of Default under Section 5.1(1) of the Base Indenture.

SECTION 6.02    Acceleration of Maturity; Rescission and Annulment. The first paragraph of Section 5.2 of the Base Indenture is hereby amended and restated in its entirety as follows:

If an Event of Default specified in Sections 5.1(1). 5.1(2), or 5.1a(3) with respect to the Notes shall have occurred and be continuing, then, the principal amount of and accrued and unpaid interest on the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.

ARTICLE VII

FORM OF NOTES

SECTION 7.01    Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, except to the extent otherwise provided herein, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE VIII

ISSUE OF NOTES

SECTION 8.01    Original Issue of Notes. Notes having an aggregate principal amount of $500,000,000 and such additional Notes as may be issued pursuant to the Exchange Offer may from time to time, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 3.3 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

SECTION 8.02    Further Issues of Notes. The Company may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking pari passu with the Notes and with identical terms in all respects (or in all respects except for the issue date, issue price and interest accrued prior to the date of issuance of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes. Such further notes shall have the same CUSIP number as the Notes; provided that if any further notes are not fungible with the Notes for U.S. federal income tax purposes, such further notes shall be issued under a separate CUSIP number. The Notes and any further notes issued will be treated as single series for all purposes under the Base Indenture and the Second Supplement Indenture.

ARTICLE IX

IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

SECTION 9.01    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor corporation; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE X

MISCELLANEOUS

SECTION 10.01    Ratification of Indenture. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed,

and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of Article XIII of the Base Indenture (Defeasance and Covenant Defeasance) shall apply to the Notes.

SECTION 10.02    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The Company hereby authorizes and directs the Trustee to execute and deliver this Second Supplemental Indenture.

SECTION 10.03    New York Law To Govern. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

SECTION 10.04    Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.05    Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other electronic transmission method (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 10.06    Electronic Means.    The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Second Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first written above.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Derek S. Meyer
Name: Derek S. Meyer
Title: Executive Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

[Restrictive Legend, if applicable]

[Regulation S Legend, if applicable]

HUNTINGTON BANCSHARES INCORPORATED

2.487% Fixed-to-Fixed Rate Subordinated Notes due 2036

ISIN: [US446150AW47 / USU44750AA27]	CUSIP: [446150 AW4 / U44750 AA2]

No. [144A/Reg S] - 1]	$[500,000,000]

Huntington Bancshares Incorporated, a Maryland corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns the principal sum as set forth in the Schedule of Increases or Decreases in Note attached hereto on August 15, 2036 (such date is hereinafter referred to as the “Maturity Date”). The Company shall pay interest semiannually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2022. Interest on the Notes shall accrue (i) during the period from and including August 16, 2021 to, but excluding, August 15, 2031 (the “Reset Date”), or to, but excluding, the date of earlier redemption, at a rate of 2.487% per annum and (ii) during the period from and including the Reset Date to, but excluding, the Maturity Date, or to, but excluding, the date of earlier redemption, at a rate per annum that will be the Five-year U.S. Treasury Rate as of the date falling two Business Days prior to the Reset Date (the “Reset Determination Date”) plus 1.170% per annum. Interest will begin to accrue from August 16, 2021 to, but excluding, February 15, 2022 and from each Interest Payment Date to but excluding the following Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Note of this series will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the Person entitled to payment provided, that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

HUNTINGTON BANCSHARES INCORPORATED

By:
Name:
Title:

Attest by:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:
Name:
Title:

REVERSE OF NOTE

HUNTINGTON BANCSHARES INCORPORATED

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of December 29, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the Second Supplemental Indenture between the Company and the Trustee, dated as of August 16, 2021, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

On at least 10 days but no more than 60 days prior written notice delivered to the holders of the Notes, the Company may redeem the Notes in whole, but not in part, on, and only on, the Reset Date, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The Company shall provide written notice to the Trustee of any redemption at least 15 days prior to the Redemption Date (unless a shorter notice is satisfactory to the Trustee).

The Notes may not otherwise be redeemed prior to the Maturity Date, except that on at least 10 days but no more than 60 days prior written notice delivered to the holders of the Notes, the Company may also, at its option and subject to any prior required approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, redeem the Notes, in whole, but not in part, at a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date, within 90 days of the occurrence of a Tax Event, Tier 2 Capital Event or a 1940 Act Event.

The Notes of this series are not entitled to the benefit of any sinking fund.

Notes offered and sold to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent global securities in fully registered form, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more global securities in fully registered form (“Regulation S Global Notes”), in each case, with the Restricted Notes Legend set forth below (each security, unless and until becoming an Unrestricted Note (as defined below), a “Restricted Global Note”), which shall be deposited on behalf of the Holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Notes (as defined in the Registration Rights Agreement) shall be issued in the form of one or more permanent global securities in fully registered form, and shall be deposited on behalf of the Holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee.

The Company shall execute and the Trustee shall authenticate and deliver initially one or more global securities that (i) shall be registered in the name of the Depositary for such global security or global securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such global securities are Restricted Global Notes, then separate global securities shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.

Prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Notes and the closing of such offering (such period, the “Restricted Period”), beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a person who the transferor reasonably believes to be a “qualified institutional buyer” and is purchasing for its own account or the account of a “qualified institutional buyer”, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.

Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note (as defined below) may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (if available), provided that if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream for a non-U.S. person.

(i) Except as permitted by the following subclauses (ii), (iii), (iv) and (v), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED,

SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE. THE HOLDER HEREBY REPRESENTS AND WARRANTS EITHER THAT IT IS NOT (A) (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, (III) A “GOVERNMENT PLAN” AS DEFINED IN SECTION 3(32) OF ERISA, A “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA AND SECTION 414(e) OF THE CODE WITH RESPECT TO WHICH THE ELECTION PROVIDED BY SECTION 410(d) OF THE CODE HAS BEEN MADE OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (IV) AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

For Regulation S Notes only: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

“Transfer Restricted Notes” means Notes that bear or are required to bear the foregoing Restricted Notes Legend; and “Unrestricted Notes” means any Notes that are not Transfer Restricted Notes.

(ii) The Company, acting in its discretion, may remove the Restricted Notes Legend set forth in clause (c)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. “Resale Restriction Termination Date” means, in the case of Transfer Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S. Without limiting the generality of the second preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a written order signed by an officer of the Company stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three business days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions or hold such Note as Custodian and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Notes evidenced by a Transfer Restricted Note or delivering any order pursuant to this paragraph (ii) with respect to such Notes, only those Notes which a Principal Officer of the Company or Holdings actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company. For purposes of this paragraph (ii), all provisions relating to the removal of the Restricted Notes Legend set forth above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred. Each holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Restricted Notes Legend (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.

(iii) Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the Restricted Notes Legend above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144.

(iv) After a transfer of any Transfer Restricted Notes pursuant to and during the period of the effectiveness of a shelf registration statement filed pursuant to the Registration Rights Agreement with respect to such Notes, all requirements pertaining to transfer restriction legends on such Notes will cease to apply, and an Exchange Note in global form, without restrictive transfer legends, will be available to the transferee of the holder of such Notes.

(v) Upon the consummation of an Exchange Offer (as defined in the Registration Rights Agreement) with respect to Transfer Restricted Notes, Exchange Notes in global form will be available to Holders that exchange such Transfer Restricted Notes in such Exchange Offer.

The Trustee shall authenticate and deliver at any time or from time to time, Exchange Notes for issue in an Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Transfer Restricted Notes upon delivery of an order executed by an officer of the Company.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal and interest of the Notes of this series shall become immediately due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                  as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:	*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[500,000,000]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee

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